Morria Biopharmaceuticals Plc

a Company under the laws of england and wales

SUBSCRIPTION AGREEMENT

AND INVESTMENT REPRESENTATION

1.	SUBSCRIPTION.

1.1.	Subscription. The undersigned, intending to be legally bound, hereby subscribes for and agrees to purchase seventeen thousand five hundred (17,500) ordinary shares of £GBP0.01 (the “Shares”) of Morria Biopharmaceuticals PLC., a public company under the laws of England and Wales with company number 05252842 whose registered office is at Thames House, Portsmouth Road, Esher, Surrey, KT10 9AD, UK (the “Company”), and eight thousand seven hundred and fifty (8,750) warrants to purchase ordinary shares (in the form attached hereto as Exhibit A, the “Warrants”; the Shares and the Warrants to be issued along with the Shares in the ratio of half a Warrant for each one Share purchased, hereinafter, the “Units”) in a transaction exempt from the registration requirements of the US Securities Act of 1933, as amended (the “Securities Act”). The purchase price to be remitted to the Company in exchange for the Units shall be an aggregate of US$35,000 (thirty five thousand US Dollars) (the “Aggregate Subscription”) or US$2.00 (two US Dollars) per Unit (the “Purchase Price Per Unit”). The exercise price of the Warrant shall be US$2.00 (two US Dollars) per share.

1.2.	Delivery. All Shares or American Depositary Shares ("ADSs") representing the Ordinary Shares, to be issued or held on behalf of the Undersigned hereunder shall be delivered to undersigned or its designated trustee or beneficiary.

1.3.	Most Favored Nation. From the Closing (as defined hereunder) until the earlier of (i) the six (6) month anniversary of the Effective Date (as defined below) or (ii) the date immediately following the 20 (twenty) consecutive trading days wherein the trading volume for the Ordinary Shares or American Depositary Shares ("ADSs") on the principal market exceeds USD$100,000 per Trading Day, which 20 consecutive Trading Day period shall have commenced only after the Effective Date, each investor may elect to exchange all of its Shares and Warrants for any such additional securities issued by the Company in a subsequent financing, on the same financial terms and conditions as such subsequent financing, based on the per share purchase price multiplied by the number of Shares being exchanged.

1.4.	Acceptance or Rejection.

(a)	The undersigned understands and agrees that the Company reserves the right to reject this subscription for the Units if, in its reasonable judgment, it deems such action in the best interest of the Company, at any time prior to the Closing, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription.

(b)	The undersigned understands and agrees that its subscription for the Units is irrevocable.

1.5.	Registration Rights. The Company will file with the SEC a "resale registration statement" on Form F-1 covering the resale of the Ordinary Shares issued at the Closing and the Ordinary Shares issuable upon exercise of the Warrants (the "Registration Statement"), no later than the 30th (thirty) calendar day after January 28, 2013 (the "Filing Date"), and use its commercially reasonable efforts to cause the Registration Statement to be declared effective within 90 (ninety) calendar days after the Filing Date, or within 135 (one hundred and thirty five) calendar days after the Filing Date in the event the Registration Statement is reviewed by the US Securities and Exchange Commission ("SEC") (the "Effective Date"), provided that if the Company is required to include audited financial statements for fiscal year 2012 in such Registration Statement, then the Filing Date shall be 60 (sixty) calendar days and Effective Date shall be 165 (one hundred and sixty five) calendar days if the Registration Statement is reviewed by the SEC.

2.	CLOSING. The closing (the "Closing") of the purchase and sale of the Units, shall occur simultaneously with 1) the acceptance by the Company (i) of the undersigned's subscription, as evidenced by the Company's execution of this Subscription Agreement (ii) the Company's Board of Directors' approval of this Agreement, and 2) receipt of the full Aggregate Subscription.

3.	REPRESENTATIONS AND WARRANTIES.

3.1.	Investor Representations and Warranties. The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a)	Investment Purposes. The undersigned is acquiring the Units for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Units or the Shares or Warrants included therein or any portion thereof. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Units for which the undersigned is subscribing or any part of the Units or the Shares or Warrants included therein.

(b)	Authority. The undersigned has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned.

(c)	No General Solicitation. The undersigned is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to the undersigned in connection with investment securities generally.

(d)	Investment Experience. The undersigned is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of its investment in the Units or the Shares or Warrants included therein.

(e)	Exemption from Registration. The undersigned acknowledges his understanding that the offering and sale of the Units or the Shares or Warrants included therein is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of the undersigned made herein, the undersigned further represents and warrants to and agrees with the Company and its affiliates as follows:

(i)	The undersigned realizes that the basis for the exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring the Units or the Shares or Warrants included therein for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned does not have any such intention;

(ii)	The undersigned has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company;

(iii)	The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Units. The undersigned also represents it has not been organized for the purpose of acquiring the Units; and

(iv)	The undersigned has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Units, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(f)	Economic Considerations. The undersigned is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment. The undersigned has relied solely on its own advisors.

(g)	No Other Company Representations. No representations or warranties have been made to the undersigned by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for Units, the undersigned is not relying upon any representations other than those contained herein.

(h)	Restrictive Legends. Each certificate representing the Shares, and each Warrant agreement provided to the undersigned shall be endorsed with the following legend, in addition to any other legend required to be placed thereon by applicable country, federal or state securities laws:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ANY OF SUCH ACTS OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT OR ANY OTHER LAWS.”

The undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares and Warrants set forth in this Section.

(i)	Accredited Investor. The undersigned is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3).

(j)	Potential Loss of Investment; Risk Factors. The undersigned understands that an investment in the Units is a speculative investment which involves a high degree of risk and the potential loss of his entire investment. The undersigned understands that the following factors, among others, could cause the loss of any or all of his investment.

(i)	The Company is a development stage company with no operating history for the undersigned to evaluate its business. The Company was established under the laws of England and Wales in 2004, and has never earned revenue from the sale of products or services. Because the Company has no operating history and no products ready to be marketed, either now or in the foreseeable future, it is difficult to evaluate when the Company will reach profitability, if ever. The undersigned has also considered the uncertainties and difficulties frequently encountered by companies, such as the Company, in similar stages of product development. The Company is now and for the foreseeable future completely reliant on investment capital for its continued operations. Unavailability of such investment may jeopardize the Company’s existence resulting in a total of the undersigned’s investment.

(ii)	The Company currently does not have enough working capital to satisfy its capital needs for its development programs. The Company is dependent upon its management team to fund its ongoing operations, and cannot be certain that future financing will be available to it on acceptable terms when it needs it. The Company can give no assurances that it will be able to sell any portion of this offering or that management will continue to fund its ongoing operations. This, along with the possibility of other factors and circumstances the Company cannot predict, may require it to seek additional financing faster than anticipated. If the Company is unable to obtain financing to meet its needs, the undersigned may lose of his investment.

(iii)	Management has no track record of success in the industry in which the Company intends to operate. This lack of experience may result in the Company’s needing to employ outside experts that have such experience. The additional cost could result in a net operating loss and, ultimately, could result in the Company's failure. Management's inexperience may limit the Company’s ability to generate revenues. The Company may never achieve successful operations, and the undersigned may lose his entire investment.

(iv)	The Company is incorporated under the law of England and Wales. As such the rights and obligations of shareholders may be different from those rights to which the undersigned is accustomed. The undersigned understands that enforcing or benefiting from such rights may impose additional costs upon the undersigned.

(k)	Investment Commitment. The undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and an investment in the Units will not cause such overall commitment to become excessive.

(l)	Receipt of Information. The undersigned has received all documents, records, books and other information pertaining to the undersigned’s investment in the Company that has been requested by the undersigned.

(m)	Investor Questionnaire. The undersigned represents and warrants to the Company that all information that the undersigned has provided to the Company, including, without limitation, the information in the Investor Questionnaire attached hereto or previously provided to the Company (the “Investor Questionnaire”), is correct and complete as of the date hereof.

(n)	No Reliance. Other than as set forth herein, the undersigned is not relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the Shares. The undersigned has consulted, to the extent deemed appropriate by the undersigned, with the undersigned’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Units and on that basis believes that his or its investment in the Units is suitable and appropriate for the undersigned.

(o)	No Governmental Review. The undersigned is aware that no federal or state agency of the United States or any other jurisdiction has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Units or the Company, or (iii) guaranteed or insured any investment in the Units or any investment made by the Company.

(p)	Price of Units. The undersigned understands that the price of the Units offered hereby bear no relation to the assets, book value or net worth of the Company and were determined arbitrarily by the Company. The undersigned further understands that there is a substantial risk of further dilution on his or its investment in the Company.

3.2.	Company’s Representations and Warranties. The Company represents and warrants to the undersigned as follows:

(a)	Organization of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of England and Wales.

(b)	Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares and the Warrants in accordance with the terms hereof; (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)	Exemption from Registration; Valid Issuances. The sale and issuance of the Units and the Shares and Warrants included therein, in accordance with the terms and on the bases of the representations and warranties of the undersigned set forth herein, may and shall be properly issued by the Company to the undersigned, pursuant to the laws of the United Kingdom and the Articles of Association of the Company. When issued and paid for as herein provided, the Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Shares and Warrants pursuant to, nor the Company's performance of its obligations under, this Agreement shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (ii) entitle the other holders of the Shares of the Company to preemptive or other rights to subscribe to or acquire the Ordinary Shares or other securities of the Company. The Shares shall not subject the undersigned to personal liability by reason of the ownership thereof.

(d)	Currently, the Ordinary Shares are not trading. The Company expects that American Depositary Shares ("ADSs") representing the Ordinary Shares will be quoted on the Over-the-Counter Bulletin Board or other over-the-counter market following the closing of this Offering. If the Company's ADSs are quoted for trading, the Company's depositary will deliver ADSs to a holder of Ordinary Shares or the holder's broker that deposits unrestricted Ordinary Shares or evidence of rights to receive unrestricted Ordinary Shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names requested by such holder of Ordinary Shares and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

(e)	No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Units, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Ordinary Shares under the Securities Act.

4.	INDEMNITY. The undersigned agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and their respective successors and assigns and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

5.	GENERAL.

5.1.	Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

5.2.	Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

5.3.	Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts and by facsimile, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Signatures may be facsimiles.

5.4.	Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

5.5.	Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

5.6.	Assignability. This Agreement is not transferable or assignable by the undersigned.

5.7.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom, without giving effect to conflicts of law principles.

5.8.	Pronouns. The use herein of the masculine pronouns "him" or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

5.9.	Further Assurances. Upon request from time to time, the undersigned shall execute and deliver all documents, take all rightful oaths and do all other acts that may be necessary or desirable, in the reasonable opinion of the Company or its counsel, to effect the subscription for the Shares in accordance herewith.

5.10.	Company wire-transfer details: The Aggregate Subscription shall be transferred to the bank account details as follows:

Morria Biopharmaceuticals PLC	Chase Morria PLC USA
11 West 51st street, New York, 10019, NY. USA
1500 Broadway	Routing - 021000021
New York, NY 10036	Checking - 453746518
SWIFT: CHASUS33XXX

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the 30 day of December, 2012.

Amount of Investment: US $35,000

INDIVIDUAL INVESTOR:

Signature:	/s/ Mark S. Cohen

Name: Mark S. Cohen

Address:

PEARL COHEN ZEDEK LATZER

5 Shenkar Street

P.O. Box 12704

Herzlia 46733 Israel

PARTNERSHIP, CORPORATION, TRUST,

CUSTODIAL ACCOUNT, OTHER INVESTOR

______________________________

(Name of Entity)

By: __________________________

Name: ________________________

Title: _________________________

Address: ______________________

ACCEPTANCE OF SUBSCRIPTION

(to be filed out only by the Company)

The Company hereby accepts the above application for subscription for Units on behalf of the Company.

Dated: December 30, 2012

/s/ Yuval Cohen
Yuval Cohen, President

INVESTOR QUESTIONNAIRE

A. General Information

1.  Print Full Name of Investor:

- Individual:

Mark S. Cohen

First, Middle, Last

- Partnership, Corporation, Trust, Custodial Account, Other:

_______________________________

Name of Entity

2.  Address for Notices:

PEARL COHEN ZEDEK LATZER

5 Shenkar Street

P.O. Box 12704

Herzlia 46733 Israel

3.  Name of Primary Contact Person: Mark Cohen

Title: ____________________________________________

4.  Telephone Number: ______________________________

5.  E-Mail Address: _________________________________

6.  Facsimile Number: _______________________________

7.  Permanent Address:

(if different from Address for Notices above)

______________________________

______________________________

______________________________

______________________________

______________________________

8.  Authorized Signatory: __________________________________

Title: ________________________________________________

Telephone Number: ____________________________________

Facsimile Number: ____________________________________

B. Accredited Investor Status

The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below which are next to the categories under which the Investor qualifies as an accredited investor:

FOR INDIVIDUALS:

_____	A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, over total liabilities, except that the fair market value of the principal residence owned by a natural person shall be excluded for purposes of determining such natural person’s net worth. Notwithstanding the foregoing, the related amount of indebtedness secured by the primary residence up to the fair market value of such residence may be excluded from the calculation of net worth, but indebtedness secured by the primary residence in excess of the fair market value of such residence should be considered a liability and deducted from the natural person’s net worth. The principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. As used in the preceding sentence, “institutional lender” means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 of more.

_____	A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

FOR ENTITIES:

_____	A bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

_____	An insurance company as defined in Section 2(13) of the Securities Act.

_____    A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_____	An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

_____	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

_____	A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

_____	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940. If an Investor has checked this box, please contact Mark Cohen, Esq. at 646-878-0800 for additional information that will be required.

_____	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5 million.

_____	A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Units, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and the purchase of the Units and the Shares and Warrant included therein.

_____	An employee benefit plan within the meaning of ERISA if the decision to invest in the Units is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5 million.

_____	An entity, including a grantor trust, in which all of the equity owners are accredited investors as determined under any of the foregoing paragraphs (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust is an equity owner).

The Investor understands that the foregoing information will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase the Units. The Investor agrees to notify the Company immediately if any representation or warranty contained in this Subscription Agreement, including this Investor Questionnaire, becomes untrue at any time. The Investor agrees to provide, if requested, any additional information that may reasonably be required to substantiate the Investor’s status as an accredited investor or to otherwise determine the eligibility of the Investor to purchase the Units. The Investor agrees to indemnify and hold harmless the Company and each officer, director, shareholder, agent and representative of the Company and their respective affiliates and successors and assigns from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained herein.

INDIVIDUAL:

___________________________

(Signature)

Mark S. Cohen

(Name)

PARTNERSHIP, CORPORATION, TRUST, CUSTODIAL ACCOUNT, OTHER:

____________________________________

(Name of Entity)

By: ________________________________

(Signature)

____________________________________

(Print Name and Title)

Exhibit A

Form of Warrant

THIS WARRANT AND THE ORDINARY SHARES ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

No. ___	For the Purchase
Issue Date: _________________	of 8,750 Ordinary Shares

WARRANT TO PURCHASE

ORDINARY SHARES

OF

MORRIA BIOPHARMACEUTICALS PLC

(A UNITED KINGDOM COMPANY)

MORRIA BIOPHARMACEUTICALS PLC., a company registered pursuant to the laws of the United Kingdom (the “Company”), for value received, hereby certifies that Mark S. Cohen (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time at or before the earlier of 5:00 p.m. (EST) on that date which is five (5) years from the Issue Date first written above (the “Expiration Date”) and the termination of this Warrant as provided in Section 6 hereof, eight thousand seven hundred and fifty (8,750) ordinary shares of the Company (the “Ordinary Shares”), at an exercise price per Ordinary Share equal to US $2.00 (two US Dollars) per share (the “Base Price”), as may be adjusted upon the occurrence of certain events as set forth in Section 2 of this Warrant. The Ordinary Shares issuable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

1.          Exercise.

1.1          Manner of Exercise: Cash and Cashless. At the Option of the Holder, the Warrant may be exercised on a cash or cashless basis as follows:

(a)          Payment in Cash. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. Payment of the Purchase Price shall be in cash or by certified or official bank check payable to the order of the Company.

(b)          Cashless Exercise. The Holder may, at its option, exchange this Warrant on a cashless basis, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section 1.1(b), by surrendering this Warrant at the Company’s office, accompanied by an irrevocable notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date of the notice of such intent to exchange (the "Notice of Exchange"). The Warrant Exchange shall take place on the date the Notice of Exchange and this Warrant are received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to such Warrant, shall be issued as of the Exchange Date and delivered to the Holder as soon as is reasonably practicable following the Exchange Date. In connection with any Warrant Exchange, a Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Purchase Price by (B) the current market value of an Ordinary Share. Current market value, for purposes hereof, shall mean (i) if the Ordinary Shares are then traded or quoted on a securities exchange or an over-the-counter market, the average price on such exchange or market for the ten business days immediately preceding the date of the Notice of Exchange, and (ii) if the Ordinary Shares are not then traded or quoted on a securities exchange or an over-the-counter market, the current market value on such date shall be the fair market value as mutually determined by the Company and the Holder.

1.2          Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

1.3.          Delivery of Certificates. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) business days thereafter, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a)          A certificate or certificates for the number of full shares of Warrant Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 1.4 hereof, and

(b)          In case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, setting forth on the face or faces thereof the number of shares of Warrant Shares (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

1.4.          Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor either (i) in cash on the basis of the fair market value of the Warrant Shares reasonably determined by The Board of Directors of the Company, or (ii) by rounding up the number of shares to the nearest whole number.

2.          Certain Adjustments. The Purchase Price and the number of shares of Warrant Shares deliverable upon exercise of the Warrant shall be subject to adjustment from time to time as follows:

2.1          Subdivision, Consolidation, Reclassification or Change in Ordinary Shares or Warrant Shares. In the event of any consolidation, reclassification or change of the Ordinary Shares or Warrant Shares into a lesser number or different class or classes of stock, the number of shares of Warrant Shares deliverable upon exercise of this Warrant shall be proportionally decreased and the Purchase Price for such Warrant Shares shall be proportionately increased. In the event of any subdivision, reclassification or change of the Ordinary Shares or Warrant Shares into a greater number or different class or classes of stock, the number of shares of Warrant Shares deliverable upon exercise of this Warrant shall be proportionally increased and the Purchase Price for such Warrant Shares shall be proportionately reduced.

2.2          Dividends or Other Distributions. In the event that the Company issues additional Ordinary Shares as a dividend or other distribution with respect to the Ordinary Shares, the number of shares of Warrant Shares deliverable upon exercise of this Warrant shall be determined in accordance with the terms of the Certificate of Incorporation, and the Purchase Price for such Warrant Shares shall be proportionately reduced.

2.3          Reorganizations. If there shall occur any capital reorganization of the Ordinary Shares or the Warrant Shares (excluding mergers and consolidations covered under Section 2.4 hereto and other than a subdivision, combination, reclassification or change in par value), then, as part of any such reorganization, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, such Holder had held the number of Ordinary Shares which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

2.4          Merger, Consolidation or Sale of Assets. Subject to the provisions of Section 6, if there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to this Warrant in full immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 shall be applicable after that event in as nearly equivalent a manner as may be practicable.

2.5          Certificate of Adjustment. When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Delivery of such certificate shall be deemed to be a final and binding determination with respect to such adjustment unless challenged by the Holder within ten (10) days of receipt thereof. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2.

3.          Compliance with Securities Act.

3.1          Unregistered Securities. The Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares in the absence of (i) an effective registration statement under the Securities Act covering this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable “blue sky” or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Warrant Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

3.2          Investment Letter. Without limiting the generality of Section 3.1, unless the offer and sale of any shares of Warrant Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Warrant Shares unless and until the Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that the Holder is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that the Holder is an “accredited investor” as defined in the rules promulgated under the Securities Act.

3.3          Legend. Certificates delivered to the Holder pursuant to Section 1.3 shall bear the following legend or a legend in substantially similar form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.”

4.          Reservation of Stock. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the Ordinary Shares and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal.

5.          Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

6.          Termination Upon Certain Events. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company’s capital stock (other than a reverse merger transaction) or assets to any other person, or the liquidation or dissolution of the Company, then as a part of such transaction, provisions shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to this Warrant immediately prior thereto (and, in such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 to the end that the provisions of Section 3 shall be applicable after that event in as nearly equivalent a manner as may be practicable).

7.          Transferability. Without the prior written consent of the Company, this Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void.

8.          No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

9.          Notices. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at 53 Davies Street Mayfair, London W1K5JH, England, Attn: President, or such other address as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices are delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

10.          Amendment, Modification and Waiver. The Warrants may not be amended or modified, and any provision hereof and thereof may not be waived, without the written consent of the Holder.

11.          Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

12.          Governing Law. This Warrant will be governed by and construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

MORRIA BIOPHARMACEUTICALS PLC.

By:
Name:	Yuval Cohen
Title:	President

EXHIBIT A

PURCHASE FORM

To: MORRIA BIOPHARMACEUTICALS PLC

The undersigned pursuant to the provisions set forth in the attached Warrant (No. W-____), hereby irrevocably elects to purchase _____________________________________ (_____________) ordinary shares (the “Ordinary Shares”) of MORRIA BIOPHARMACEUTICALS PLC, covered by such Warrant and herewith makes payment of US $_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. The Ordinary Shares for which the Warrant may be exercised or converted shall be known herein as the “Warrant Shares.”

The undersigned is aware that the Warrant Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

The undersigned represents and warrants that it is an “accredited investor” as defined in the rules promulgated under the Securities Act.

The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Warrant Shares, (2) it has had the opportunity to ask questions concerning the Warrant Shares and the Company and all questions posed have been answered to its satisfaction, (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Shares and the Company and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Shares and to make an informed investment decision relating thereto.

The undersigned hereby represents and warrant that it is purchasing the Warrant Shares for its own account for investment and not with a view to the sale or distribution of all or any part of the Warrant Shares.

The undersigned understands that because the Warrant Shares has not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the Warrant Shares cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Shares unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Shares, or (2) the Company receives an opinion satisfactory to the Company of the undersigned’s legal counsel stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on its certificate for the Warrant Shares stating that the Warrant Shares has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Shares until the Warrant Shares may be legally resold or distributed without restriction.

The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Shares.

By: ______________________________

Dated: ____________________________

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